CONTRACT DATA PAGE

Contract Number: [P9999999999] f1	Contract Date: [May 2, 2016] f1

Owner: [JOHN DOE] f1	Date of Birth: [March 1, 1976] f1	Age at Issue: [35]f1

2g	[Owner: [JANE DOE] f1	Date of Birth:	[June 10, 1976] f1	Age at Issue:	[34] f1]

Annuitant: [JOHN DOE] f1		Date of Birth:	[March 1, 1976] f1	Age at Issue:	[35] f1

2g	[Annuitant: [JANE DOE]	Date of Birth:	[June 10, 1976] f1	Age at Issue:	[34] f1]

Beneficiary:  As named by You

Initial Purchase Payment:  [$10,000.00] f1

Maximum Purchase Payment Without Our Approval:  [$1,000,000]f3

Purchase Payment Age Limit:  [Prior to the 86th birthday]f4

Minimum Subsequent Purchase Payment:  [$500] f5

Purchase Payments are subject to the limitations defined in this Contract.

Fixed Account Options – Minimum Guarantee Rate:  [1.0%] f6

With 30 days advance notice, we may cease offering the Fixed Account Options, Fixed Account Guarantee Period Options and/or Dollar Cost Averaging Fixed Account Options if market conditions are such that we are not able to credit the Minimum Guarantee Rate Shown on this page.

Fixed Account Options:  [1 Year Fixed, 6 Month DCA Fixed, 1 Year DCA Fixed] f7

Minimum Partial Withdrawal Amount:  [$1,000] f8

Maximum Penalty-Free Withdrawal Percentage:  [10%]f9

Minimum Systematic Withdrawal Amount:  [$100] f10

Minimum Amount Remaining After a Partial Withdrawal:  [$2,500] f11

Withdrawal Charge Schedule:

See Page [13] for Withdrawal Provisions. f13

Number of Full Years Elapsed Between Purchase Payment Contribution And Date of Withdrawal
0 1 12 2 3 4+
Withdrawal Charge as a Percentage of Withdrawn Purchase Payment
8% 7% 6% 5% 0%

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CONTRACT DATA PAGE (Cont’d.)

Minimum Transfer Amount:  [$100] f14

Separate Account Charge (including guaranteed death benefit risk charge of [0.10%]): [1.65%]f15

Annual Contract Maintenance Fee:  [$50]f16

Transfer Fee:  [$25] f17

Earliest Annuity Date After the Contract Date:  13 months

Latest Annuity Date:  [1st day of the month following Your 95th Birthday] f18

Separate Account:  [FS VARIABLE SEPARATE ACCOUNT] f19

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